PROSPECTUS SUPPLEMENT                                EXHIBIT 99.1
(To Prospectus dated February 17, 2006)              REGISTRATION NO. 333-36490



                               [GRAPHIC OMITTED]
                                     HOLDRS
                                   UTILITIES







                        1,000,000,000 Depositary Receipts
                           Utilities HOLDRS (SM) Trust


         This prospectus supplement supplements information contained in the prospectus dated February 17, 2006 relating to the sale of up to 1,000,000,000 depositary receipts by the Utilities HOLDRS (SM) Trust.

         The share amounts specified in the table in the "Highlights of Utilities HOLDERS" section of the base prospectus shall be replaced with the following:

                                                                         Share         Primary
               Name of Company                            Ticker        Amounts    Trading Market
      -------------------------------------------------   ------        -------    --------------
      American Electric Power Company, Inc.                 AEP            14            NYSE
      Centerpoint Energy, Inc.                              CNP            13            NYSE
      Consolidated Edison, Inc.                              ED             9            NYSE
      Dominion Resources, Inc.                               D             11            NYSE
      Duke Energy Corporation (New Holding Company)(1)      DUK            30            NYSE
      Dynegy, Inc.                                          DYN            12            NYSE
      Edison International                                  EIX            15            NYSE
      El Paso Corporation                                    EP            10            NYSE
      Entergy Corporation                                   ETR            10            NYSE
      Exelon Corporation                                    EXC            30            NYSE
      FirstEnergy Corporation                                FE            10            NYSE
      FPL Group, Inc.                                       FPL            16            NYSE
      PG&E Corporation                                      PCG            17            NYSE
      Progress Energy, Inc.                                 PGN             7            NYSE
      Public Service Enterprise Group Incorporated          PEG            10            NYSE
      Reliant Energy, Inc.                                  RRI         10.251839        NYSE
      The Southern Company                                   SO            29            NYSE
      Texas Utilities Company                               TXU            24            NYSE
      The Williams Companies, Inc.                          WMB            20            NYSE

    -------------------
(1) Effective April 1, 2006, Duke Energy Corporation (NYSE ticker "DUK"), an underlying constituent of the Utilities HOLDRS Trust, changed its name to Duke Energy Corporation (New Holding Company). Effective April 3, 2006, creations of Utilities HOLDRS Trust require a deposit of 30 shares of Duke Energy Corporation (New Holding Company) per round lot of 100 Utilities HOLDRS.

The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

            The date of this prospectus supplement is June 30, 2006.